EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77C:
  Submission of matters to a vote of Security holders.

EXHIBIT B:
  Attachment to item 77O:
  Transactions effected pursuant to Rule 10f-3

EXHIBIT C:
  Attachment to item 77Q1:
  Exhibits
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Credit Suisse Warburg Pincus Capital Funds
(formerly DLJ Capital Funds)

EXHIBIT A:
SUB-ITEM 77C: Submission of matters to a vote of security holders

A.
(a) A Special Meeting of Shareholders of the Credit Suisse Warburg Pincus Capital Funds with respect to its Credit Suisse Warburg Pincus Blue Chip Fund series, Credit Suisse Warburg Pincus Small Company Value Fund series and Credit Suisse Warburg Pincus Value Fund series was held on March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) Approval of a new investment advisory agreement between
Credit Suisse Warburg Pincus Capital Funds and Credit Suisse
Asset Management LLC:
SERIES                           FOR            AGAINST
Blue Chip Fund                 4,732,573        114,694
Small Company Value Fund       5,375,075        105,879
Value Fund                     5,660,439        177,619

(c)(2) Election of the trustees to the Credit Suisse Warburg Pincus Capital Funds (including votes cast by the Credit Suisse Warburg Pincus Fixed Income II Fund and the Credit Suisse Warburg Pincus Municipal Trust Fund at separate special meetings of shareholders )

                            FOR          WITHHOLD
Richard H. Francis       29,331,400       759,458
Jack W. Fritz            29,330,481       760,377
Jeffrey E. Garten        29,343,196       747,662
Peter F. Krogh           29,403,924       686,934
James S. Pasman          29,331,286       673,571
William W. Priest        29,341,660       749,197
Steven N. Rappaport      29,331,850       759,007

B.
(a) A Special Meeting of shareholders of Credit Suisse Warburg
Pincus Fixed Income II Fund, a series of the Credit Suisse
Warburg Pincus Capital Funds, was held on March 23, 2001.

 (b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) To approve the Agreement and Plan of Reorganization, dated as of February 14, 2001, providing that (i) Credit Suisse Warburg Pincus Fixed Income II Fund (the "Fund") would transfer to Warburg, Pincus Fixed Income Fund, Inc. (the "Acquiring Fund") all or substantially all of the Fund's assets in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities,
(ii) such shares of the Acquiring Fund would be distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.

FOR              AGAINST
7,638,050        53,070

(c)(2) Approval of a new investment advisory agreement with
Credit Suisse Asset Management LLC for Credit Suisse Warburg
Pincus Fixed Income II Fund
FOR             AGAINST
7,682,896       29,676

(c)(3) Election of the trustees to the Credit Suisse Warburg
Pincus Capital Funds

                             FOR         WITHHOLD
Richard H. Francis       8,713,581        95,556
Jack W. Fritz            8,713,581        95,556
Jeffrey E. Garten        8,717,512        91,626
Peter F. Krogh           8,736,352        72,785
James S. Pasman          8,713,581        95,556
William W. Priest        8,717,511        91,626
Steven N. Rappaport      8,717,511        91,626

C.
(a) A Special Meeting of shareholders of Credit Suisse Warburg
Pincus Municipal Trust Fund, a series of the Credit Suisse
Warburg Pincus Capital Funds, was held on March 23, 2001.

(b) Richard H. Francis; Jack W. Fritz; Jeffrey E. Garten;
Peter F. Krogh; James S. Pasman; William W. Priest; Steven N.
Rappaport

(c)(1) To approve the Agreement and Plan of Reorganization, dated as of February 14, 2001, providing that (i) Credit Suisse Warburg Pincus Municipal Trust Fund (the "Fund") would transfer to Warburg, Pincus Municipal Bond Fund, Inc. (the "Acquiring Fund") all or substantially all of the Fund's assets in exchange for shares of the Acquiring Fund and the assumption by the Acquiring Fund of the Fund's liabilities,
(ii) such shares of the Acquiring Fund would be distributed to shareholders of the Fund in liquidation of the Fund, and (iii) the Fund would subsequently be terminated.

FOR                   AGAINST
1,155,124             21,759

(c)(2) Approval of a new investment advisory agreement with Credit Suisse Asset Management LLC for Credit Suisse Warburg
Pincus Municipal Trust Fund

FOR                   AGAINST
1,194,222             19,429

(c)(3) Election of the trustees to the Credit Suisse Warburg
Pincus Capital Funds

                            FOR          WITHHOLD
Richard H. Francis      1,253,647         33,018
Jack W. Fritz           1,253,647         33,018
Jeffrey E. Garten       1,253,647         33,018
Peter F. Krogh          1,253,647         33,018
James S. Pasman         1,253,647         33,018
William W. Priest       1,253,647         33,018
Steven N. Rappaport     1,253,647         33,018




EXHIBIT B:
SUB-ITEM 77O:  Transactions effected pursuant to Rule 10f-3
(by Credit Suisse Warburg Pincus Fixed Income II Fund, a series of Credit Suisse Warburg Pincus Capital Funds)

OFFERING: Quebec, 6.125% 1/12/11
DATE: 1/12/01
BROKER: Merrill Lynch
PRICE: $99.14
SHARES/PAR: 1,900,000
% OF OFFERING: 0.1900%
SYNDICATE MEMBER: CS First Boston

OFFERING: Tyco, 6.375% 2/5/06
DATE: 2/16/01
BROKER: Lehman Brothers
PRICE: $99.67
SHARES/PAR: 3,500,000
% OF OFFERING: 0.1167%
SYNDICATE MEMBER: CS First Boston




EXHIBIT C:
SUB-ITEM 77Q1: Exhibits
(a) (1)  Amendment No. 3 to Amended and Restated Declaration of
Trust
Incorporated by reference to Post-Effective Amendment No. 27 to
Registrant's Registration Statement on Form N-1A (File No. 33-
3706) filed on January 24, 2001.

(2)  Amendment No. 4 to Amended and Restated
Declaration of Trust
Incorporated by reference to Post-Effective Amendment
No. 28 to Registrant's Registration Statement on Form
N-1A (File No. 33-3706) filed on February 28, 2001.

(3)  Amendments to the By-Laws
Incorporated by reference to Post-Effective Amendment
No. 28 to Registrant's Registration Statement on Form
N-1A (File No. 33-3706) filed on February 28, 2001.